        As filed with the Securities and Exchange Commission on October 7, 2002.

                                                           Registration No. 333-
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                       VALUE CITY DEPARTMENT STORES, INC.
             (Exact name of Registrant as specified in its charter)

       Ohio                                                   31-1322832
(State or other jurisdiction                               (I.R.S. Employer
of incorporation or organization)                         Identification No.)

                              3241 Westerville Road
                              Columbus, Ohio 43224
              (Address of Registrant's principal executive offices)


                       VALUE CITY DEPARTMENT STORES, INC.
                 AMENDED AND RESTATED 2000 STOCK INCENTIVE PLAN
                            (Full Title of the Plan)

                                James A. McGrady
   Executive Vice President, Chief Financial Officer, Treasurer and Secretary
                       Value City Department Stores, Inc.
                              3241 Westerville Road
                              Columbus, Ohio 43224
                                 (614) 471-4722
            (Name, address and telephone number of agent for service)

                          Copies of Correspondence to:
                             Robert J. Tannous, Esq.
                       Porter, Wright, Morris & Arthur LLP
                              41 South High Street
                              Columbus, Ohio 43215
                                 (614) 227-1953

                         CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------
                                     Proposed Maximum  Proposed Maximum    Amount of
Title of Securities   Amount to be    Offering Price  Aggregate Offering Registration
to be Registered       Registered       Per Share*          Price*           Fee*

---------------------------------------------------------------------------------------
Common stock,
without par value      10,000,000         $1.80         $18,000,000.00     $1,656.00
---------------------------------------------------------------------------------------

*Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h), based upon the average of the high and low prices of Value City Department Stores, Inc. Common Stock as reported on the New York Stock Exchange on October 3, 2002.

This Registration Statement shall be deemed to cover an indeterminate number of additional shares of Value City Common Stock, without par value, as may be issuable pursuant to future stock dividends, stock splits or similar transactions.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The document(s) containing the information concerning the Value City Department Stores, Inc. Amended and Restated 2000 Stock Incentive Plan, specified in Part I will be sent or given to employees as specified by Rule 428(b)(1). Such documents are not filed as part of this Registration Statement in accordance with the Note to Part I of the Form S-8 Registration Statement.


                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         We incorporate by reference the following documents that we have previously filed with the Securities and Exchange Commission:

         1. Annual Report on Form 10-K for the fiscal year ended February 2, 2002 (filed April 29, 2002 and amended May 23, 2002).

         2. Quarterly Reports on Form 10-Q for the quarters ended May 4, 2002 (filed June 18, 2001) and August 3, 2002 (filed September 12, 2002).

         3. Current Reports on Form 8-K dated February 1, 2002 (filed February 5, 2002), February 5, 2002 (filed February 5, 2002), March 26, 2002 (filed March 27, 2002), June 12, 2002 (filed June 12, 2002), September 12, 2002 (filed
September 12, 2002) and September 24, 2002 (filed September 25, 2002).

         4.  Definitive Proxy Statement for the Annual Meeting of
Shareholders held on September 26, 2002 (filed August 23, 2002).

         5. The description of common stock which is contained in our Form 8-A filed with the Securities and Exchange Commission pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, as updated in any amendment or report filed for the purpose of updating such description, is hereby incorporated by reference.

         All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this Registration Statement and prior to the filing of post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         As permitted by the Ohio General Corporation Law, Article SEVENTH of the Registrant's First Amended and Restated Articles of Incorporation provides that any person who is serving or has served as a director, officer, or incorporator of the Registrant, or has served at the request of the Registrant as an officer, director, or trustee of another entity shall be indemnified by the Registrant to the fullest extent permitted by the Ohio General Corporation Law.

         Indemnification of directors, officers, employees and agents is required under Section 1701.13 of the Ohio General Corporation Law in those cases where the person to be indemnified has been successful on the merits or otherwise in defense of a lawsuit. Indemnification is permitted in third party actions where the indemnified person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and in criminal actions where he had no reasonable cause to believe his conduct was unlawful. Indemnification is also permitted in lawsuits brought by or on behalf of the corporation if the standards of conduct described above are met, except that no indemnification is permitted in respect to any matter in which the person is adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless a court shall determine that indemnification is fair and reasonable in view of all the circumstances of the case. In cases where indemnification is permissive, a determination as to whether the person met the applicable standard of conduct must be made either by the court, disinterested directors, by independent legal counsel, or by the shareholders. Such indemnification rights are specifically not deemed to be exclusive of other rights of indemnification by agreement or otherwise and the corporation is authorized to advance expenses incurred prior to the final disposition of a matter upon receipt of an undertaking to repay such amounts on a determination that indemnification was not permitted in the circumstances of the case.

         Under Section 1701.13 of the Ohio General Corporation Law, a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation, or who, while serving in such capacity, is or was at the request of the corporation, a director, officer, employee or agent of another corporation or legal entity or of an employee benefit plan, against liability asserted against or incurred by such person in any such capacity whether or not the corporation would have the power to provide indemnity under Section 1701.13 of the Ohio General Corporation Law. The Registrant has purchased directors' and officers' liability insurance.

         The above discussion of the Registrant's Articles and of Section 1701.13 of the Ohio General Corporation Law is not intended to be exhaustive and is respectively qualified in its entirety by such Articles of Incorporation and statute.

ITEM 7. EXEMPTION FROM REGISTRATION

         Not applicable.

ITEM 8. EXHIBITS

      Exhibit                             Exhibit
      Number                             Description
      ------                             -----------

         4(a) Certificate of First Amended and Restated Articles of Incorporation of Value City Department Stores, Inc. (previously filed as Exhibit 4(b) to the Registration Statement on Form S-8 (Registration No. 33-44207), filed with the Securities and Exchange Commission on November 26, 1991, and incorporated herein by reference).

         4(b) Code of Regulations of Value City Department Stores, Inc. (previously filed as Exhibit 3.3 to the Registration Statement on Form S-1 (Registration No. 33-40214), filed with the Securities and Exchange Commission on April 29, 1991, and incorporated herein by reference).

         4(c) Value City Department Stores, Inc. 2000 Stock Incentive Plan (previously filed as Appendix B to the Registrant's Definitive Proxy Statement for the 2001 Annual Meeting of Shareholders held on August 29, 2001, filed with the Securities and Exchange Commission on July 19, 2001, and incorporated herein by reference).

         4(d)  *  Value City Department Stores, Inc. Amended and Restated 2000
                  Stock Incentive Plan.

         5     *  Opinion of Porter, Wright, Morris & Arthur LLP regarding legality.

         23(a)    Consent of Porter, Wright Morris & Arthur LLP (included in
                  Exhibit 5 filed herein).

         23(b) *  Consent of Deloitte & Touche LLP.

         24    *  Powers of Attorney.


-----------------

* Filed with this Registration Statement

ITEM 9. UNDERTAKINGS

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed what was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

       provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference into the registration statement.

       (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Ohio, on October 7, 2002.

                            VALUE CITY DEPARTMENT STORES, INC.

                            By:   /s/ James A. McGrady
                               ------------------------------------------------
                               James A. McGrady, Executive Vice President,
                               Chief Financial Officer, Treasurer and Secretary


         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

       NAME                                        TITLE                                                DATE
       ----                                        -----                                                ----
         *                          Chairman of the Board of Directors                           October 7, 2002
---------------------------
     Jay L. Schottenstein

         *                          President and Chief Executive Officer                        October 7, 2002
---------------------------         (Principal Executive Officer)
     John C. Rossler

         *                          Executive Vice President, Chief Financial Officer,           October 7, 2002
---------------------------         Treasurer and Secretary
     James A. McGrady               (Principal Financial and Principal Accounting Officer)


                                    Director
----------------------------
     Henry L. Aaron

         *                          Director                                                     October 7, 2002
---------------------------
     Roger D. Blackwell

         *                          Director                                                     October 7, 2002
---------------------------
     Ari Deshe

         *                          Director                                                     October 7, 2002
---------------------------
     Jon P. Diamond

         *                          Director                                                     October 7, 2002
---------------------------
     Elizabeth M. Eveillard

                                    Director
---------------------------
     William R. Fields

         *                          Director                                                     October 7, 2002
---------------------------
     Marvin W. Goldstein


                                    Director
----------------------------
     Roger S. Markfield


         *                          Director                                                     October 7, 2002
---------------------------
     Harvey L. Sonnenberg

         *                          Director                                                     October 7, 2002
---------------------------
     James L. Weisman


* By:    /s/ James A. Mcgrady
       -------------------------------------
             James A. McGrady, attorney-in-fact
             for each of the persons indicated

                              REGISTRATION NO. 333-




                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549




                                    FORM S-8

                             REGISTRATION STATEMENT

                                      UNDER

                     THE SECURITIES ACT OF 1933, AS AMENDED




                       VALUE CITY DEPARTMENT STORES, INC.



                                    EXHIBITS

                                  EXHIBIT INDEX



      Exhibit                         Exhibit
      Number                         Description
      ------                         -----------

         4(a) Certificate of First Amended and Restated Articles of Incorporation of Value City Department Stores, Inc. (previously filed as Exhibit 4(b) to the Registration Statement on Form S-8 (Registration No. 33-44207), filed with the Securities and Exchange Commission on November 26, 1991, and incorporated herein by reference).

         4(b) Code of Regulations of Value City Department Stores, Inc. (previously filed as Exhibit 3.3 to the Registration Statement on Form S-1 (Registration No. 33-40214), filed with the Securities and Exchange Commission on April 29, 1991, and incorporated herein by reference).

         4(c) Value City Department Stores, Inc. 2000 Stock Incentive Plan (previously filed as Appendix B to the Registrant's Definitive Proxy Statement for the 2001 Annual Meeting of Shareholders held on August 29, 2001, filed with the Securities and Exchange Commission on July 19, 2001, and incorporated herein by reference).

         4(d)   * Value City Department Stores, Inc. Amended and Restated 2000
                  Stock Incentive Plan.

         5      * Opinion of Porter, Wright, Morris & Arthur LLP regarding legality.

         23(a)    Consent of Porter, Wright Morris & Arthur LLP (included in
                  Exhibit 5 filed herein).

         23(b)  * Consent of Deloitte & Touche LLP.

         24     * Powers of Attorney.

----------------------

         * Filed with this Registration Statement